                                                                     EXHIBIT 4.1

                       CHROMAVISION MEDICAL SYSTEMS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the Employee Stock Purchase Plan of ChromaVision Medical Systems, Inc.

     1. PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code (as defined below). The provisions of the Plan will, accordingly, be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

     2.   DEFINITIONS.

          (a)  "Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (e) "Committee" shall mean the committee appointed pursuant to PARAGRAPH 11.

          (f) "Company" shall mean ChromaVision Medical Systems, Inc., a Delaware corporation, or any successor which adopts this Plan.

          (g) "Compensation" shall mean the base pay or regular straight-time earnings as in effect at the beginning of each Offering Period.

          (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of PARAGRAPH 9(b).

          (i) "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan in accordance with PARAGRAPH 29.

          (j) "Eligible Employee" shall have the meaning defined in PARAGRAPH 3(a).

          (k) "Employee" shall mean any person, including an officer, who is a customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.

          (l) "Employer" shall mean the Company and each of its Designated Subsidiaries.

          (m)  "Enrollment Date" shall mean the first day of each Offering
     Period.

          (n)  "Exercise Date" shall mean the last day of each Offering Period.

          (o) "Exercise Price" shall have the meaning as defined in PARAGRAPH 6(b).

          (p) "Offering Period" shall mean that period beginning on the date Eligible Employees are offered the opportunity to purchase Shares hereunder. The first Offering Period shall begin on July 1, 2001 and shall end on September 31, 2001. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each three (3) calendar month period beginning on each January 1, April 1, July 1 and October 1 of a calendar year, starting with October 1, 2001, and shall end on the end of such three month period.

          (q) "Participant" shall mean an Eligible Employee who has elected to participate herein by authorizing payroll deductions pursuant to PARAGRAPH 4.

          (r) "Payroll Deduction Account" shall mean the separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to PARAGRAPH 5.

          (s) "Plan" shall mean the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

          (t)  "Share" shall mean a share of Common Stock.

          (u) "Subscription Agreement" shall have the meaning as defined in PARAGRAPH 4(a).

          (v) "Subsidiary" shall mean a corporation, domestic or foreign, of which, at the time of the granting of the option pursuant to PARAGRAPH 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   ELIGIBILITY.

          (a) General Rule. Any Employee on an Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of PARAGRAPH 4(a) and the limitations imposed by section 423(b) of the Code, provided, however, that an Employee shall become an Eligible Employee only after ninety (90) days of Continuous Status as an Employee with an Employer.

          (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be an Eligible Employee if:

               (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock (including for purposes of this PARAGRAPH 3(b) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with section 423(b)(3) of the Code; or

               (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, computed in accordance with the provisions of section 423(b)(8) of the Code.

     4.   PARTICIPATION.

          (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions, in a form substantially similar to EXHIBIT A attached to this Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period. Each election to enroll in this Plan will continue in effect until the Participant makes a new enrollment election pursuant to the provisions of this Paragraph 4, or waives or terminates his or her participation in this Plan pursuant to the provisions of Paragraphs 4(c) or 9.

          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in PARAGRAPH 9.

          (c) An Eligible Employee who has signed a Subscription Agreement may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this PARAGRAPH, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he or she files additional written declinations in accordance with the provisions of this PARAGRAPH.

     5.   PAYROLL DEDUCTIONS.

          (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than one percent (1%) nor more than fifteen percent (15%) of the Compensation which he or she receives on each pay date during the Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to PARAGRAPH 9 are permitted except for changes that become effective only for the next full Offering Period.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Paragraph 3(b)(ii), the Committee may reduce a Participant's payroll deduction to zero at such time during any Offering Period that is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $25,000. Payroll deductions will re-commence at the rate provided by the Participant in his or her Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Paragraph 9.

     6.   GRANT OF OPTION.

          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, a number of Shares determined by dividing (i) such Participant's payroll deductions accumulated prior to such Exercise Date and accrued in the Participant's Payroll Deduction Account as of the Exercise Date by (ii) the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed any of the following:

               (i) the Participant's payroll deductions accrued prior to the Exercise Date and retained in the Participant's Payroll Account divided by the fair market value of a Share on Enrollment Date;

               (ii)   the limitations described in PARAGRAPH 3(b) or

               (iii)  the limitations described in PARAGRAPH 10(a) hereof.

     The fair market value of a Share shall be determined as provided in PARAGRAPH 6(b).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee but shall not be less than the lower of: (i) eighty-five percent (85%) of the fair market value of a Share on the Enrollment Date, or (ii) eighty-five percent (85%) of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be determined by the Committee in its discretion, based on the closing price of such Share as reported by the National Association of Securities Dealers, Incorporated Automated Quotations, Incorporated ("NASDAQ") National Market System or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with section 423 of the Code or the regulations thereunder.

          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

     7. EXERCISE OF OPTION. The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in PARAGRAPH 9. The Shares purchased upon exercise of an option hereunder will be deemed to be transferred to the Participant on the Exercise Date. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant. Any amount remaining in the Participant's Payroll Deduction Account after the Offering Period shall be held in the Payroll Deduction Account until the next Offering Period, unless (i) the Plan has been oversubscribed or has terminated or (ii) the amount remaining is due to the limitation on the maximum number of shares purchasable by the Participant on the Exercise Date, in which cases such amount shall be refunded to the Participant.

     8. DELIVERY AND RESTRICTIONS OF TRANSFER. As soon as practicable after the Exercise Date, the Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option. Shares purchased shall not be sold or otherwise transferred by the Participant for a period of six months after they are issued, and the certificates evidencing the shares may bear a legend referring to that restriction. The restriction on transfer may be waived by the Company in its discretion for transfers to family members of the Participant or trusts or other entities in which the Participant and/or such family owners have a beneficial interest or for any other transfers.

     9.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Committee on a form substantially similar to EXHIBIT B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account that have not yet been used to purchase Shares will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 12 and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated his or her Continuous Status as an Employee on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.

     10.  SHARES.

          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be one million (1,000,000) Shares subject to adjustment upon changes in capitalization of the Company as provided in PARAGRAPH 16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase based upon the amount in each Participant's Payroll Deduction Account in such manner as it determines to be practicable and equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws or the requirements of any securities exchange, automated quotation system or other market where Shares are listed or approved or designated for trading.

          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse or to a trust to which the Participant elects to transfer the Shares immediately after exercise of the option.

     11. ADMINISTRATION. This Plan will be supervised and administered by a Committee appointed by the Board. Except as otherwise set forth in this Plan, the Committee will have full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules and regulations deemed necessary, desirable or appropriate for administering the Plan or in order to comply with the requirements of Code Section 423, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties having an interest in the Plan.

     12.  DESIGNATION OF BENEFICIARY.

          (a) A Participant may file a written designation of a beneficiary (as indicated in the Subscription Agreement or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or the Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

     13. TRANSFERABILITY. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Paragraph 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with PARAGRAPH 9.

     14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15. REPORTS. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Account will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable, the option price for such Shares and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under option shall be appropriately adjusted by the Committee. Such adjustment by the Committee will be final, binding and conclusive. Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

     In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the outstanding Shares are changed into or exchanged for securities of another issuer, cash and/or other property, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this PARAGRAPH shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     17. AMENDMENT OR TERMINATION. The Board (or the Committee) may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board prior to any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall use reasonable efforts to obtain shareholder approval in such manner and to such a degree as required.

     Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or the Committee) will be entitled to change the Offering Periods and Exercise Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable that are consistent with this Plan.

     18. NOTICES. All notices or other communications by a Participant to the Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     19. SHAREHOLDER APPROVAL. Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

     20. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or any automated quotation system or other market where the Shares are then approved, designated or listed for trading, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in PARAGRAPH 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under PARAGRAPH 17.

     22. NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

     23. SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     24. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

     25. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its successors and assigns.

     26. HEADINGS. The titles and headings of the Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     27. GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of California except to the extent California law is preempted by Federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

     28. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board nor any member of the Committee (nor their delegatees) shall be liable for any act, omission, or determination taken or made with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith by the Board or Committee member seeking indemnification or reimbursement) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     29. PARTICIPATING EMPLOYERS. This Plan shall constitute the Employee Stock Purchase Plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least thirty (30) days prior to such Enrollment Date.

     30. NO GUARANTEE OF INTERESTS OR TAX TREATMENT. Neither the Committee nor the Company guarantees the Common Stock from loss or reduction in value. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

     31. PAYMENT OF EXPENSES. All expenses of the Company incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.


     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed effective this day of , 2001.



ATTEST:
BY:_____________________________
CHROMAVISION MEDICAL SYSTEMS, INC.

                                    EXHIBIT A

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

     I, __________________, have read the attached prospectus explanation of the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan (the "Plan"). I have decided (check one):

                  _____    NOT to participate.

                  _____ TO PARTICIPATE. I elect to have ______% of my Compensation(1) (select the percentage of your compensation from 1 to 15, in increments of 1, that you elect to contribute) applied to the purchase of shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

     In order to pay for the Shares that I have elected to purchase, I hereby authorize ChromaVision Medical Systems, Inc. to deduct the percentage of my Compensation that I specified above from my pay each pay period while this election is in effect.

     I understand that said payroll deductions shall be accumulated for the purchase of the Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Plan.

     I have received a copy of ChromaVision Medical Systems, Inc.'s most recent prospectus that describes the Plan and a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

     I understand that if I am subject to tax in the US as a citizen or resident of the US and I dispose of any shares of Common Stock received by me pursuant to the Plan within two (2) years after the date of the granting of the option or within one (1) year after the Exercise Date, I will be treated for US federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I further understand that if I am subject to tax in the US as a citizen or resident of the US and I dispose of any shares of Common Stock received by me pursuant to the Plan at any time after expiration of the 2-year and 1-year holding periods, I will be


--------

     (1) Please refer to the Plan document for definitions of capitalized words that are not defined in this Subscription Agreement.

treated for US federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the purchase right, or (2) the excess of the fair market value of the shares at the time the purchase right was granted over the price which I paid for the shares under the Plan. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I hereby agree to notify the Company in writing within 30 days after the date of any disposition of stock purchased under the Plan, and I will make adequate provision for any US federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

     I understand that the information contained in the preceding paragraphs is only a summary of the possible tax consequences and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

     Beneficiary Designation. In the event of my death, I hereby designate the beneficiary I have indicated on my enrollment form to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to Paragraph 12 of the Plan.

     I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

     I agree to complete an enrollment form in addition to this Subscription Agreement detailing my intended participation in the Plan.



PARTICIPANT SIGNATURE: __________________________

NAME: ___________________________________________

DATE: ___________________________________________

                                    EXHIBIT B

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL


     The undersigned Participant1 in the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan (the "Plan") hereby notifies the Committee that effective on the later of _____________________, 20__ (the "Withdrawal Date") or the date this form is received by the Committee, he or she withdraws from the Offering Period which began on ______________________, 20__.

     The undersigned hereby directs ChromaVision Medical Systems, Inc. (the "Company") to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions credited to his or her Payroll Deduction Account with respect to such Offering Period. The undersigned understands and agrees that the option granted to the undersigned for such Offering Period shall automatically terminate and no further payroll deductions will be made for the purchase of shares in such Offering Period.

     The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement and enrollment form.


PARTICIPANT SIGNATURE: __________________________

NAME: ___________________________________________

DATE: ___________________________________________


--------------

     (1) Please refer to the Plan document for definitions of capitalized words that are not defined in this Notice of Withdrawal.